UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 2, 2019

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Registered Offering

On April 2, 2019, Real Goods Solar, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with three institutional and accredited investors (the “Investors”). Pursuant to the terms of the Purchase Agreement, the Company will sell to the Investors (a) “Primary Units,” each consisting of one share of the Company’s Class A common stock, par value $0.0001 (“Common Stock”), and a Series R Warrant to purchase one share of Common Stock (the “Series R Warrant), and (b) “Alternative Units,” each consisting of a Prepaid Series S Warrant to purchase one share of Common Stock (the “Series S Warrants,” and together with the Series R Warrants, collectively, the “Warrants”), and a Series R Warrant to purchase one share of Common Stock. The purchase price for a Primary Unit is $0.19 and the purchase price for an Alternative Unit is $0.18. The Primary Units and the Alternative Units are referred to in this Current Report on Form 8-K collectively as the “Units.” Pursuant to the terms of the Purchase Agreement, the Company will sell to the Investors an aggregate of approximately $3,028,273 of the Primary Units and approximately $257,425 of the Alternative Units. The aggregate gross proceeds from the offering are approximately $3.3 million. The closing of the offering is expected to occur on or about April 2, 2019, subject to the satisfaction of certain customary closing conditions set forth in the Purchase Agreement. The Company expects to receive net proceeds of approximately $2.9 million at the closing, after deducting commissions to the Placement Agent (as defined below) and estimated offering expenses associated with the offering payable by the Company. The Investors have participated in the Company’s past securities offerings.

The Company offered and sold the Units, the shares of Commons Stock and the Series R Warrants issued as part of the Primary Units, and the Series S Warrant and the Series R Warrants issued as a party of the Alternative Units pursuant to an effective registration statement on Form S-3 (File No. 333-215985). In addition, the shares of Common Stock issuable upon exercise of the Warrants are also registered on the same registration statement. In the Purchase Agreement, the Company has agreed to maintain an effective registration statement covering the issuance of the Common Stock issuable upon exercise of the Warrants.

The Units will not be issued or certificated. The Series R Warrants and the Series S Warrants, as applicable, will be issued in physical form and may be transferred separately immediately thereafter. The Warrants will not be listed on any national securities exchange or other trading market, and no trading market for the Warrants is expected to develop.

Terms of the Series R Warrants

Each Primary Unit and Alternative Unit contains a Series R Warrant to purchase one share of Common Stock. The Series R Warrants will be exercisable upon issuance and will remain exercisable until the fifth anniversary of the date of issuance. The initial exercise price of the Series R Warrants is $0.20 per share. The exercise price is subject to adjustments for stock splits or similar events, and if the Company in the future issue shares of Common Stock or securities exercisable for or convertible into shares of Common Stock at an effective price per share less than the exercise price then in effect, then the exercise price will be reduces to such lower effective price per share. In addition, the Company may, with the consent of the “required holders” (as defined in the Series R Warrants), reduce the then current exercise price to any amount and for any period of time deemed appropriate by the Company’s board of directors.

Under certain circumstances, the holders of the Series R Warrants may elect to exercise them through a cashless exercise, in which case the holders will receive upon such exercise the “net number” of shares of Common Stock determined according to the formula set forth in the Series R Warrants and the Company will not receive the exercise price. Further, on or after the 60th day following issuance, if the volume weighted price of the Common Stock for five consecutive trading days is less than the exercise price, the holder may thereafter, in its sole discretion and regardless of whether the shares of Common Stock issuable upon exercise of a Series R Warrant is not covered by a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), elect to exercise a Series R Warrant without payment of any exercise price and receive a number of shares of Common Stock equal to the product of (x) the aggregate number of shares that would be issuable upon exercise of a Series R Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.50.

A holder may not exercise a Series R Warrant and the Company may not issue shares of Common Stock under a Series R Warrant if, after giving effect to the exercise or issuance, the holder together with its affiliates would beneficially own in excess of a set percentage of the outstanding shares of the Common Stock. The cap will be set on the date of issuance at a percentage not in excess of 9.99%, at each holder’s election. If no election is made, the initial cap will be set at 4.99%. At each holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to us.

The holders of the Series R Warrants are entitled to acquire options, convertible securities or rights to purchase the Company’s securities or property granted, issued or sold pro rata to the holders of its Common Stock on an “as if exercised for Common Stock” basis. The holders of the Series R Warrants are entitled to receive any dividend or other distribution of the Company’s assets (or rights to acquire its assets), at any time after the issuance of the Series R Warrants, on an “as if exercised for Common Stock” basis.

The Series R Warrants prohibit the Company from entering into transactions constituting a “fundamental transaction” (as defined in the Series R Warrants) unless the successor entity assumes all of the Company’s obligations under the Series R Warrants and the other transaction documents in a written agreement approved by the “required holders” of the Series R Warrants. Further, after a fundamental transaction, upon the request of a holder, the Company is required to purchase such holder’s Series R Warrants for an amount equal to the “Black Scholes value” (as defined in the Series R Warrants) of the remaining unexercised portion of such Series R Warrants. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all of the Company’s assets, certain tender offers and other transactions that result in a change of control.

Terms of the Series S Warrants

The exercise price for a Series S Warrant will be paid at the closing except for the further payment of the $0.01 exercise price per share, which a holder will pay upon exercise. The Series S Warrants will have substantially the same terms as the Series R Warrants, other than (i) the foregoing, (ii) the exercise price is not subject to adjustment upon subsequent issuances of shares of Common Stock or securities exercisable for or convertible into shares of Common Stock, and (iii) holders may not require the Company to purchase the Series R Warrants for the “Black Scholes value.”

Additional Terms of the Purchase Agreement

The terms of the Purchase Agreement limit the Company’s ability to issue securities in the future:

•	From the date of the Purchase Agreement until 90 “trading days” (as defined in the Purchase Agreement) after the closing of the offering, the Company may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock, or any security which would entitle the holder to acquire at any time shares of Common Stock.

•	From the date of the Purchase Agreement until one year after the closing of the offering, the Company may not effect or enter into an agreement to effect any issuance of shares of Common Stock or any security which would entitle the holder to acquire at any time shares of Common Stock involving a “variable rate transaction” (as defined in the Purchase Agreement). The term “variable rate transaction” generally means a transaction in which the Company (a) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (i) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the Company’s business or the market for the Common Stock, or (b) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.

The Purchase Agreement also provides that, until the one year anniversary of the closing of the offering, the Investor has the right to participate in any future “subsequent financing” (as defined in the Purchase Agreement) for cash consideration in an amount equal to up to 35% of such subsequent financing, on the same terms, conditions and price provided for in such subsequent financing.

However, the limitations on securities issuances and participation right described above do not apply to “exempt issuances” (as defined in the Purchase Agreement) (with respect to the limitation on securities issuances, so long as such exempt issuance is not a “variable rate transaction”). The term “exempt issuance” generally means the issuance of: (a) shares of Common Stock or options to the Company’s employees, officers or directors pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Company’s board of directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company; (b) the warrant the Company expects to issue to the Placement Agent in connection with this offering; (c) securities upon the exercise, exchange or conversion of the securities sold in this offering, the warrant the Company expects to issue to the Placement Agent in connection with this offering and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Purchase Agreement, subject to certain limitations; (d) up to 250,000 shares of Common Stock issued pursuant to an exemption from registration to the lender, or any successor thereto, who is a party to any revolving or other credit facility that is outstanding prior to the date of the Purchase Agreement or to which the Company becomes a party thereafter; (e) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the Company’s disinterested directors, subject to certain limitations; (f) securities issued in a transaction in which the Company is not issuing securities primarily for the purpose of raising capital from retail investors or one or more entities whose primary business is investing in securities, subject to certain limitations; or (g) securities issued in connection with the settlement of any dispute or disagreement with, or litigation claim against, the Company outstanding as of the date of the Purchase Agreement, subject to certain limitations.

For 75 days after the closing of the offering, the Company may not undertake or announce a reverse or forward stock split or reclassification of the Common Stock.

The Purchase Agreement also contains customary representations, warranties, covenants, including indemnifications, and closing conditions.

Leak-Out Agreements

On April 2, 2019, the Company entered into separate and substantially similar leak-out agreements directly with each of the Investors. Under the leak-out agreements, during the period commencing on the date of the Purchase Agreement and ending May 1, 2019, each Investor (together with certain of its affiliate) may not sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions), on any trading day, shares of Common Stock (including the shares of Common Stock purchased in the offering and issuable upon exercise of the Series R Warrants and the Series S Warrants and other shares of Common Stock held or acquired in the future), in an amount more than a specified percentage of the trading volume of the Common Stock on the principal trading market, subject to certain exceptions. The aggregate trading volume for all Investors is 30% of the trading volume of the Common Stock on the principal trading market during each trading day during the above-referenced leak-out period, subject to certain exceptions. This restriction does not apply to any actual “long” (as defined in Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended) sales by an Investor (together with certain of its affiliate) at a price greater than $0.24. Further, this restriction does not apply to sales or transfers of any such shares of Common Stock in transactions which do not need to be reported on the OTCQX consolidated tape (or equivalent thereof) so long as the purchaser or transferee executes and delivers a leak-out agreement. After such sale or transfer, future sales of the securities covered by the leak-out agreement by the original owner (together with certain of its affiliate) and the purchaser or transferee will be aggregated to determine compliance with the terms of the leak-out agreement.

Placement Agent

Dawson James Securities, Inc. acted as the exclusive placement agent for the offering (the “Placement Agent”) pursuant to the terms an engagement letter, dated March 19, 2019 (the “Placement Agency Agreement”). In connection with the closing of the offering, the Company expects to pay the Placement Agent a cash fee equal to approximately $231,000, an amount equal to 7% of the gross proceeds received by the Company from the offering. The Company has agreed to reimburse the Placement Agent’s reasonable and documented out-of-pocket expenses up to a maximum of $5,000 and reasonable and documented out-of-pocket legal expenses up to a maximum of $100,000.

In addition to the cash fees set forth above, Dawson James, as placement agent, has a right to purchase for the sum of $100 a warrant to purchase up to an aggregate of 8% of the aggregate number of shares of Common Stock sold in the offering and issuable upon exercise of the Series S Warrants (exclusive of any shares of Common Stock issuable upon exercise of the Series R Warrants). The placement agent warrant will have similar terms as the Series R Warrants, other than (i) it will expire five years after the effective date of the offering; (ii) it will be exercisable through a cashless exercise regardless of whether the shares of Common Stock issuable upon exercise of the placement agent warrant are covered by a registration statement under the Securities Act but only based on the net number of shares; (iii) the exercise price will be 125% of the public offering price per Primary Unit; (iv) certain covenants appearing in the Series R Warrants will be removed in the placement agent warrant; (v) the initial beneficial ownership limitation will be set at 4.99%; (vi) the placement agent warrant will have certain demand and piggyback registration rights with respect to the shares issuable upon exercise of the placement agent warrant; and (vii) pursuant to FINRA Rule 5110(g), the placement agent warrant and the underlying securities will not be transferable for 6 months from the date of issuance, except the transfer of any security:

•	by operation of law or by reason of reorganization of the Company;

•	to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

•	if the aggregate amount of securities of the Company held by the holder of the placement agent warrant or related persons do not exceed 1% of the securities being offered;

•	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

Additionally, the Company has agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Placement Agent may be required to make because of those liabilities.

The Placement Agency Agreement also contains customary representations, warranties and covenants.

The descriptions of each of the Purchase Agreement, the Series R Warrant, the Series S Warrant, the leak-out agreements and the Placement Agency Agreement are qualified in their entirety by reference to the forms attached hereto as Exhibits 10.1, 4.1, 4.2, 10.2 and 1.1, respectively.

Disclaimers of Representations and Warranties

The representations and warranties of the Company and its subsidiaries contained in the Purchase Agreement and the Placement Agency Agreement have been made solely for the benefit of the parties thereto and beneficiaries thereof. In addition, such representations and warranties (a) have been made only for purposes of such documents, (b) in some cases, have been qualified by documents filed with, or furnished to, the Securities and Exchange Commission by the Company before the date of the Purchase Agreement and the Placement Agency Agreement, (c) are subject to materiality qualifications contained therein which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Purchase Agreement and the Placement Agency Agreement, or such other date as is specified in such documents, and (e) have been included in the Purchase Agreement and the Placement Agency Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts.

Accordingly, the Purchase Agreement and the Placement Agency Agreement are included with this filing only to provide investors with information regarding the terms of such documents, and not to provide investors with any other factual information regarding the Company or its subsidiaries or their respective business. You should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and the Placement Agency Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement and Placement Agency Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and its subsidiaries that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements, registration statements and other documents that the Company files with the Securities and Exchange Commission.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “believe,” “will,” “should,” “would,” “project” or comparable terminology or by discussions of strategy. While the Company believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, the Company’s ability to close the offering described herein and whether holders of the Warrants will exercise them for cash and other risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

Item 2.02. Results of Operations and Financial Condition.

The disclosure regarding the unaudited preliminary results for the Company’s fourth quarter ended December 31, 2018 and other financial information set forth in Item 7.01 below is incorporated by reference in response to this Item 2.02.

The unaudited preliminary results and other financial information discussed in Item 2.02 and Item 7.01 consists of estimates derived from the Company’s internal books and records and has been prepared by, and are the responsibility of, the Company’s management. The preliminary financial data are subject to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the fourth quarter ended December 31, 2018 are finalized. Therefore, actual results may differ materially from these preliminary cash projections and financial data and all of these preliminary cash projections and financial data are subject to change.

The information in this Item 2.02 is being furnished by the Company pursuant to Item 2.02 “Results of Operations and Financial Condition.” In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 7.01. Regulation FD Disclosure.

On April 2, 2019, the Company issued a press release announcing the offering described in Item 1.01 above, a copy of which is attached as Exhibit 99.1 and is incorporated by reference in response to this Item 7.01.

The prospectus supplement dated April 2, 2019 (the “Prospectus Supplement”), which is part of an effective registration statement on Form S-3 (Registration No. 333-215985), to be filed in connection with the offering described under Item 1.01 contained the following disclosures:

Nasdaq Delisting and Exchange Act Section 12 Registration

The Common Stock is currently registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” On March 12, 2019 the Nasdaq Stock Market LLC filed a Form 25-NSE with the Securities and Exchange Commission, which delisted the Common Stock from Nasdaq on March 22, 2019 and will deregister the Common Stock from Section 12(b) of the Exchange Act on June 10, 2019. We plan to file a registration statement on Form 8-A to register the Common Stock pursuant to Section 12(g) of the Exchange Act before June 10, 2019.

Our Common Stock currently trades on the OTCQX under the symbol “RGSE.”

Preliminary Fourth Quarter of 2018 Results and Business Update

The following unaudited preliminary results for our fourth quarter ended December 31, 2018 are subject to the completion of our quarterly closing and review procedures, as well as the regular annual audit by our independent registered public accounting firm, and therefore is subject to change.

(000's omitted and unaudited)	Preliminary Dec. 31, 2018	Last Quarter Reported Sept. 30, 2018	Year Ago Quarter Reported Dec. 31, 2017
Selected Balance Sheet Items:
Cash	$5,831	$8,593	$1,170
Convertible Debt	336	218	1
Shareholder's Equity	10,782	6,639	6,166
Selected Income Statement Items:
Revenue for Quarter	$2,391	$3,885	$4,910
Gross Margin Percentage	(20)%	9%	10%
Operating Loss	(3,451)	(3,038)	(5,292)
Non-Cash Income (Expense)	(8,462)	(15,253)	37
Net Loss	(11,404)	(18,294)	(5,212)
Other Items:
Working Capital	$6,901	$5,181	$3,692
Backlog	15,657	15,760	12,765
Debt-to-Equity Ratio	3%	3%	0%

Non-cash expense for debt extinguishment was offset by a non-cash increase to additional paid in capital, and accordingly did not impair stockholders’ equity as shown in the table below. Such non-cash expense represented approximately 73% of the loss for the fourth quarter.

On March 30, 2018, we entered into a Securities Purchase Agreement with two unaffiliated institutional and accredited investors for a private placement (“2018 Notes”) of up to $10.75 million in principal amount and $10 million funding amount (reflecting $750,000 of original issue discount). During the fourth quarter, a significant amount of the 2018 Notes was converted to into shares of our Common Stock. Under applicable accounting rules for complex financial instruments, we have recorded these conversions as follows:

(000’s omitted)
Statement of Stockholders’ Equity:
Fair value of Class A common stock exchanged for convertible notes	$15,753
Statement of Operations:
Amortization of debt discount and interest expense	(9,077)
Debt extinguishment on conversion of notes to Class A common stock	903
Net increase in Stockholders’ Equity	$7,579

Cash upon conversion, net of offering costs	$3,176

2018 Annual Report

On March 27, 2019, our Board of Directors authorized commencement of a plan to significantly reduce operations in our residential solar division to reduce the associated annual cash outflow, a matter that has previously raised substantial doubt about our ability to operate as a going concern. The report of our independent accounting firm included in our Annual Report on Form 10-K for the year ended December 31, 2017 was unqualified with an explanatory paragraph for substantial doubt about our ability to operate as a going concern. We commenced commercialization of a new product, POWERHOUSE™, during the first quarter of 2019. The revenue for the first quarter from the new product was immaterial and, accordingly, we expect the report of our independent accounting firm to be included in our Annual Report on Form 10-K for the year ended December 31, 2018 will be unqualified with an explanatory paragraph for substantial doubt about our ability to operate as a going concern. We require additional time to complete related disclosures. On March 29, 2019, we filed a Form 12b-25 with the Securities and Exchange Commission to provide notice that we are unable to file our Annual Report on Form 10-K for the year ended December 31, 2018 by the prescribed due date without unreasonable effort or expense. We intend to file our Annual Report on Form 10-K for the year ended December 31, 2018 on or before the fifteenth calendar day following the prescribed due date.

In addition, the disclosure schedules to the Purchase Agreement contained the following information:

The following unaudited preliminary results for the Company’s fourth quarter ended December 31, 2018 are subject to the completion of its quarterly closing and review procedures, as well as the regular annual audit by its independent registered public accounting firm, and therefore is subject to change.

	10-K
	12/31/18	2/29/19
(000's omited)	un-audited	un-audited	Change
Cash	$5,831	$3,737	$(2,094)
Other current assets	4,795	5,387	592
Total current assets	10,626	9,124	(1,502)
Long-term assets	5,634	5,571	(63)
Total assets	$16,260	$14,695	$(1,565)

Convertible notes	$336	$120	$(216)
Accounts payable and accrued liabilities	2,433	3,168	735
Other current liabilities	956	1,452	496
Total current liabilities	3,725	4,740	1,015
Long-term liabilities	1,753	1,470	(283)
Total liabilities	5,478	6,210	732
Stockholders'equity	10,782	8,485	(2,297)
	$16,260	$14,695	$(1,565)

Working Capital	6,901	4,384	(2,517)
Debt to Equity	0.03	0.01

The information under this Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information contained under this Item 7.01 and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01. Other Events.

The Company is including in this Item 8.01 certain risk factors set forth in the Prospectus Supplement for purposes of incorporating such risk factors by reference into certain of the Company’s outstanding registration statements.

We need to successfully commercialize POWERHOUSE™ or increase our sales, installations and revenue in order to achieve our goal of operating profitability.

Our current levels of sales, installations and revenue are insufficient for profitable operations. We believe we must commercialize POWERHOUSE™ 3.0, the principle component of our revenue growth strategy. Alternatively, we must increase our sales, installations and revenue in our Solar Division to achieve our goal of operating profitably. If we are unsuccessful in executing these plans, we will be unable to increase revenue and will not achieve our goal of operating profitability.

An increase in our cost of materials could arise as a result of the United States imposing trade remedies on imported solar panels, cells, inverters, batteries or other products related to our business.

During 2018, the United States and China each imposed new tariffs on various products imported from the other country. The U.S. tariffs include an additional 25% tariff on solar panels and cells that are manufactured in China and a tariff on inverters, certain batteries and other electrical equipment currently set at 25% effective January 1, 2019. The United States also has, from time to time, imposed, or announced tariffs on goods imported from other countries we use in our business. We cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between the United States and other countries, what products may be subject to such actions, or what actions may be taken by the other countries in retaliation. The adoption and expansion of trade restrictions, the occurrence of a trade war, or other governmental action related to tariffs or trade agreements or policies has the potential to adversely impact our supply chain, our costs, our suppliers, and the U.S. economy, which could in turn adversely affect our business, financial condition and results of operation.

An increase in our cost of materials could arise as a result of changes in the price of oil and the foreign currency exchange rate for Chinese yuan.

The baseplate of our POWERHOUSE™ in-roof solar shingle is plastic and, accordingly, changes in the price of oil will affect our cost of this material. Currently, we purchase the solar laminate for our POWERHOUSE™ in-roof solar shingle from a Chinese manufacturer, and, accordingly, changes in the Chinese yuan verses the US Dollar will affect our cost of this material.

We may be unable to successfully commercialize POWERHOUSE™ 3.0, which may negatively impact our business and results of operation.

There are risks we must address to successfully commercialize POWERHOUSE™ 3.0:

•	The adequacy of, and access to, capital necessary to commercialize POWERHOUSE™ 3.0;

•	Our ability to satisfy the conditions and our obligations under the exclusive domestic and international world-wide Technology License Agreement with Dow Global Technologies LLC for its POWERHOUSE™ solar shingles;

•	Our ability to grow a nationwide network of local roofers and solar installers to purchase POWERHOUSE™ solar shingles;

•	Our ability to contract with homebuilders to purchase POWERHOUSE™ solar shingles for their communities;

•	Our ability to manage a supply chain, including the cost and availability of raw materials, in order to achieve production levels and competitive pricing of the POWERHOUSE™ 3.0 shingles;

•	Our ability to successfully expand operations and realize profitable revenue growth from the sale and installation of POWERHOUSE™ 3.0;

•	Our ability to successfully and timely expand our POWERHOUSE™ 3.0 business outside of the United States and manage foreign exchange risks associated with the POWERHOUSE™ 3.0 business;

•	Intellectual property infringement claims, and warranty claims related to the POWERHOUSE™ 3.0 business; and

•	Competition in the built-in photovoltaic solar system business.

Our License with Dow for the exclusive use of the POWERHOUSE™ trademark name is subject to our selling of 50 megawatts of POWERHOUSE™ 3.0 in-roof shingle within the first 5 years and failure to do so could adversely affect our business, financial condition and results of operation.

If we do not sell 50 megawatts of POWERHOUSE™ 3.0 in-roof shingles during the first 5 years after obtaining UL certification, Dow has the right to amend the license to be non-exclusive. If that were to happen, Dow would be allowed to grant rights to others to sell POWERHOUSE™ 3.0 in-roof solar shingles and use associated intellectual property, thereby increasing competition, which could adversely affect our business, financial condition and results of operation.

While we are exploring and evaluating strategic alternatives, we may not be successful in identifying or completing any strategic alternative and any such strategic alternative may not yield additional value for shareholders.

On March 7, 2019, we announced that we had commenced a review of strategic alternatives which could result in, among other things, the possible sale of the Company. Our exploration of strategic alternatives may not result in the identification or consummation of any transaction. In addition, we may incur substantial expenses associated with identifying and evaluating potential strategic alternatives. The process of exploring strategic alternatives may be time consuming and disruptive to our business operations, and if we are unable to effectively manage the process, our business, financial condition and results of operations could be adversely affected. Any potential transaction and the related valuation would be dependent upon a number of factors that may be beyond our control, including, among other factors, market conditions, industry trends, the interest of third parties in our business and the availability of financing to potential buyers on reasonable terms.

We will likely need to receive approval from our shareholders to increase the number of shares of our Common Stock authorized for issuance in order to raise additional capital from equity financing in the future.

Following this offering, the Company expects to have approximately 11 million shares of Common Stock available for issuance in the future of the 150 million shares of Common Stock currently authorized. If the Company needs to raise additional capital from the sale of shares of Common Stock in the future and we have an insufficient number of shares of Common Stock authorized, we will need to receive approval from our shareholders to amend our articles of incorporation to increase the number of shares of Common Stock authorized for issuance.

Our Common Stock could become subject to the Securities and Exchange Commission’s “penny stock” regulations, which may limit the liquidity of Common Stock held by our shareholders.

The Securities and Exchange Commission has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. Based on our Common Stock’s trading price below $5.00 per share, if we are unable in the future to continue to satisfy an available exemption from the definition of “penny stock,” then our Common Stock would be considered a penny stock for purposes of federal securities laws. Penny stock is subject to regulations, which affect the ability of broker-dealers to sell such securities. Broker-dealers who recommend a penny stock to persons (other than established customers and accredited investors) must make a special written suitability determination and receive the purchaser’s written agreement to a transaction prior to sale.

If penny stock regulations apply to our Common Stock, it may be difficult to trade the stock because compliance with the regulations can delay and/or preclude certain trading transactions. Broker-dealers could be discouraged from effecting transactions in our Common Stock if it penny stock regulations apply because of the sales practice and disclosure requirements. This could adversely affect the liquidity or price of our Common Stock and impede the sale of the Common Stock in the secondary market.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Engagement Letter, dated March 19, 2019, among Real Goods Solar, Inc. and Dawson James Securities, Inc.
4.1	Form of Series R Warrant
4.2	Form of Series S Warrant
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP
10.1	Form of Securities Purchase Agreement, dated April 2, 2019, among Real Goods Solar, Inc. and the purchasers party thereto
10.2	Form of Leak-Out Agreement
23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1 above)
99.1	Press Release dated April 2, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Chief Financial Officer

Date: April 2, 2019